UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Oficers; Compensatory Arrangements of Certain Officers

On June 6, 2019, Executive Vice President Aimee Arana provided notice of her intention to resign from Digimarc Corporation (the “Company”) to accept a position as an executive of a leading apparel and footwear company.  The effective date of Ms. Arana’s resignation is June 11, 2019. There were no disagreements between Ms. Arana and the Company which led to her resignation from the Company.  The Company does not plan to hire a replacement.  Her duties will be assumed by Brian O’Sullivan, Vice President of Sales & Business Development, and Charles Beck, Chief Financial Officer. Prior to joining Digimarc in April 2018, Mr. O’Sullivan spent over two decades at IBM where he managed teams selling technology platforms such as blockchain and artificial intelligence. Mr. O’Sullivan has experience managing large, complex enterprise relationships, which has bolstered our sales efforts as the Company has expanded its relationships with industry leading retailers and consumer product goods companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 11, 2019

By:	/s/ Charles Beck
Charles Beck
Chief Financial Officer and Treasurer